As filed with the Securities and Exchange Commission on March 27, 2002
                                                      Registration No. 333-____

                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              _______________________

                                      Form S-3

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                             __________________________

                              EXXON MOBIL CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)


                 New Jersey                        13-5409005
        (State or Other Jurisdiction of        (I.R.S. Employer Identification
         Incorporation or Organization)         Number)



                             5959 Las Colinas Blvd.
                                 Irving, Texas
                                  75039-2298
                                (972) 444-1000
                      (Address, Including Zip Code, and
                       Telephone Number, Including Area
                       Code, of Registrant's Principal
                              Executive Offices)

                           Frank A. Risch, Treasurer
                            Exxon Mobil Corporation
                             5959 Las Colinas Blvd.
                                 Irving, Texas
                                  75039-2298
                                 972-444-1000
                      (Name, Address, Including Zip Code,
                       and Telephone Number, Including
                       Area Code, of Agent For Service)
                        _____________________________

      Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   X
                                                       ___
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         _____________________________

                        CALCULATION OF REGISTRATION FEE

Title Of         Amount To Be     Proposed      Proposed        Amount of
Shares To Be     Registered       Maximum       Maximum         Registration
Registered                        Aggregate     Aggregate       Fee
                                  Price Per     Offering
                                  Unit*         Price*
____________________________________________________________________________
Common Stock,    20,000,000       $_43.50_____  $870,000,000__  $80,040____
no par value

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported in the consolidated reporting system on March 20, 2002
                         ____________________________

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as Commission, acting pursuant to said Section 8(a), may determine.

      Pursuant to Rule 429, the prospectus contained herein also relates to Common Stock registered under form S-3 registration statement No. 333-27489. This registration statement is a new registration statement and also constitutes post-effective amendment no. 1 to registration statement
No. 333-27489. On a split-adjusted basis, approximately 1,000,000 shares remain available under the prior registration statement, for which shares a registration fee of approximately $8,873 was paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 27, 2002

SHAREHOLDER INVESTMENT PROGRAM PROSPECTUS

Exxon Mobil Corporation offers you the opportunity to participate in its Shareholder Investment Program. The Program lets you: purchase shares of ExxonMobil's common stock with no commission; reinvest all or a portion of your cash dividends in additional shares; and deposit share certificates for safekeeping. See "Important Considerations" and "Terms of the Program."

EquiServe Trust Company, N.A. is the Administrator for the Program. At present, the Administrator purchases all Program shares in the open market and the Corporation does not receive any proceeds. The Administrator may also purchase Program shares in privately negotiated transactions or, if the Corporation chooses, from the Corporation.

ExxonMobil stock is listed on the New York Stock Exchange under the symbol "XOM." The closing price of the common stock on March 20, 2002 was $43.53 per share.

This prospectus covers approximately 21,000,000 shares of common stock, no par value.

Initial investments are offered through Credit Suisse First Boston Corporation.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________, 2002

CONTENTS


Highlights........................1
Important Considerations..........3
Terms of the Program..............3
      Administration..............3
      Eligibility.................3
      Enrollment Procedures.......4
      Investment Dates............4
      Initial and Optional
      Investments.................4
      Other Investment
      Information.................5
      Reinvesting Cash Dividends..6
      Direct Deposit..............6
      Share Safekeeping...........6
      Gift/Transfer of Shares.....7
      Transferring Shares from
      A Broker....................7
      Share Certificates..........7
      Selling Shares..............7
      Closing a Program Account...8
      Source and Price of Shares..8
      Reports.....................9
      Miscellaneous..............10
The Corporation..................11
Tax Consequences.................11
Use of Proceeds..................12
Legal Matters....................12
Experts..........................13
For More Information.............13

ExxonMobil Shareholder Investment Program


HIGHLIGHTS

Following are some of the convenient features of the Program. Refer to "Important Considerations" and "Terms of the Program" for more complete information. Please read this entire prospectus carefully.

Buy With No Commissions
With the ExxonMobil Shareholder Investment Program, you don't need to call a stockbroker. ExxonMobil pays the commissions on all Program purchases. You can make purchases in a variety of ways, including by check, automatic deduction or dividend reinvestment. Your investment dollars will be fully invested in ExxonMobil shares.


Open an Account for Only $250
If you are not an ExxonMobil shareholder, you can enroll in the Program with an initial cash investment of only $250. If you are already an ExxonMobil shareholder, you can enroll with a $250 cash investment, by depositing your ExxonMobil shares for safekeeping, or by choosing to reinvest dividends on some or all of your ExxonMobil shares.


Make Additional Investments With as Little as $50
Once enrolled, you can make additional investments as small as $50. Since you pay no commissions, your full investment goes to the purchase of ExxonMobil shares. You can also elect to have additional investments deducted directly from your bank account once a month. The maximum cash investment is $200,000 per calendar year.


Invest Weekly
You can buy and sell as frequently as weekly and you can vary the amount you invest.

Reinvest Dividends Automatically
You can choose to have all or part of the dividends paid on your ExxonMobil shares automatically reinvested in additional shares.


Receive Dividends by Direct Deposit
If you elect not to reinvest dividends, you can have dividends deposited directly into your bank account by electronic transfer on the dividend payment date.


Deposit Certificates for Safekeeping
You can protect your ExxonMobil share certificates from loss, theft or damage by depositing your shares for safekeeping. If you want new certificates sent to you, we'll do so at your request.


Invest in an IRA
EquiServe Trust Company, N.A. offers an Individual Retirement Account (Traditional, Roth or Educational) that invests in ExxonMobil shares through the Program. This account is available for new contributions and for rollovers. For more information on this service, including an IRA Disclosure Statement and enrollment materials, call the toll-free number below. Additional fees are charged for IRAs.


Make Gifts of ExxonMobil Stock
You can make gifts or transfers of ExxonMobil shares at no charge. A Program account will be opened for the recipient and you can also request a special gift certificate.

TOLL-FREE INFORMATION

If you have questions about the Program or need assistance or information about other shareholder matters, call ExxonMobil Shareholder Services toll-free at:

1-800-252-1800

IMPORTANT CONSIDERATIONS

The purpose of the Program is to provide useful services for ExxonMobil shareholders. We are not recommending that you should buy or sell ExxonMobil shares. You should only use the Program after you have independently researched and made your investment decision.

The value of ExxonMobil shares may go up or down from time to time. We give no assurance as to whether or at what rate ExxonMobil will continue to pay dividends. Program accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or anyone else.



TERMS OF THE PROGRAM


ADMINISTRATION

EquiServe Trust Company, N.A. (the "Administrator") administers the Program. To contact the Administrator, write to:

      ExxonMobil Shareholder Investment Program
      P.O. Box 43008
      Providence, RI  02940-3008

or call 1-800-252-1800 toll free. From outside the U.S., call 781-575-2058 collect. You can also contact the Administrator by e-mail and facsimile. The e-mail address is www.equiserve.com. The fax number is available on request.

The Administrator currently serves as transfer agent, registrar and dividend paying agent for the Corporation and may have other business relationships with the Corporation from time to time. The Administrator also sponsors the Program IRA.

ELIGIBILITY

Any U.S. person or entity can participate in the Program by fulfilling the requirements described below under "Enrollment Procedures." A citizen or resident of a country other than the United States is also eligible if participation would not violate local laws applicable to you or to ExxonMobil.

ENROLLMENT PROCEDURES

First, read this prospectus carefully. Then, if you are eligible and want to enroll in the Program, complete and sign an Enrollment Form and return it to the Administrator. In order to participate in the Program, you must either:

- Deposit one or more share certificates with the Administrator for safekeeping (including by transfer from a broker)
-     Elect to reinvest cash dividends paid on at least one whole share
-     Make an initial cash investment of at least $250 and not more than
      $200,000

Participation in the Program begins after the Administrator reviews and approves your forms and receives your funds or securities.

INVESTMENT DATES

A new investment period begins on each Investment Date. The "Investment Dates" are Thursday of each calendar week or, if financial markets in New York City are not open for business on Thursday, the next day on which the markets are open.

INITIAL AND OPTIONAL INVESTMENTS

Initial investments must be at least $250 except for eligible ExxonMobil employees and retirees investing through payroll or annuity deduction. Thereafter, optional investments must be at least $50 for any single investment. The total amount of initial and optional investments can not be more than $200,000 in any calendar year, not counting IRA rollovers and qualified plan distributions.

Investments can be made as follows and by any other means the Administrator accepts:

Personal Check or Money Order. Make the check or money order payable to "ExxonMobil" and return it to the Administrator with a Cash Investment and Other Transaction Form (detachable copy included with each statement of account sent to participants). Do not send cash. All investments must be made in U.S. dollars and drawn on a U.S. bank.

Automatic Monthly Investment. You can automatically invest a specified monthly amount (not less than $50) deducted directly from a U.S. bank account by completing an Automatic Monthly Investment Form and returning it to the Administrator. Funds will be transferred from your account on the business day before the last Investment Date of each month.

You can change or stop automatic monthly investments by completing and returning a new Automatic Monthly Investment Form or otherwise giving written instructions to the Administrator. To be effective for a particular month, the Administrator must receive instructions for automatic monthly investments before the last business day of the prior month.

Payroll and Annuity Deduction. Eligible employees and retirees of ExxonMobil or one of its subsidiaries may invest specified amounts (not less than $50 per month) by completing and returning a Payroll or Annuity Deduction Authorization Form. An ExxonMobil employee must be paid through a U.S. payroll and an ExxonMobil retiree must receive annuity payments from a U.S. benefits office.

ExxonMobil will make deductions from each payroll or annuity check during the month and will promptly forward the funds to the Administrator. The Administrator will invest these funds in ExxonMobil shares once a month beginning on the first Investment Date. If you use this investment option, you should recognize that, depending on the pay date, funds deducted from your check may not be invested for several weeks.

Eligible employees and retirees may satisfy the requirement for an initial investment by initiating payroll or annuity deduction at the time of enrollment.

Wire transfer. Contact the Administrator for instructions. You may be charged fees by the institution initiating the wire transfer.

OTHER INVESTMENT INFORMATION

The Administrator must receive your funds by 12:00 p.m. (noon) Eastern time on the business day before an Investment Date to begin investing on that Investment Date. Funds received later are held until the next investment period. No interest is paid on amounts held by the Administrator pending investment. Accordingly, you should transmit funds to the Administrator shortly before the deadline. All investments must be in U.S. dollars and are subject to collection by the Administrator of full face value.

The Administrator will cancel or return your investment if the Administrator receives your written request two or more business days before the Investment Date. However, refunds of a check or money order will only be made after the Administrator actually receives the funds.

There is a charge for each deposit that is returned unpaid by your bank. By enrolling in the Program, you authorize the Administrator to deduct this charge by selling shares from your Program account.


REINVESTING CASH DIVIDENDS

You can reinvest cash dividends paid on all or some of your ExxonMobil shares by making an election on the Enrollment Form. You can also change reinvestment levels at any time by contacting the Administrator. To be effective for a particular dividend, the Administrator must receive reinvestment instructions on or before the record date for the dividend.

If you elect reinvestment, cash dividends paid on your certificated and/or book-entry ExxonMobil shares will be used to purchase additional ExxonMobil shares. Certificated shares are shares registered in your name and held in certificate form. Book-entry shares are shares held in the custody of the Administrator for your Program account.

If you specify partial or no reinvestment, cash dividends not reinvested will be sent to you by check or direct deposit.

DIRECT DEPOSIT

You can have any cash dividends not being reinvested deposited directly to your bank account by completing a Direct Dividend Deposit Authorization Form and returning it to the Administrator. You can change deposit accounts or stop direct deposit by completing and returning a new Direct Dividend Deposit Authorization Form. To be effective for a particular dividend, the Administrator must receive instructions for direct deposit before the record date for the dividend.

SHARE SAFEKEEPING

You can deposit common stock certificates with the Administrator for safekeeping. To do so, send your ExxonMobil share certificates to the Administrator by registered, insured mail together with a properly completed Enrollment Form, Cash Investment and Other Transaction Form, or other written instructions. Do not endorse the share certificates.

Safekeeping shares will be transferred into the name of the Administrator or its nominee and held for you in book-entry form. The deposit of certificates for safekeeping does not affect dividend reinvestment.

GIFT/TRANSFER OF SHARES

You can make gifts or transfer ownership of shares held in your Program account by completing a Gift/Transfer Form and returning it to the Administrator. These requests must meet the same requirements as for the transfer of common stock certificates, including the requirement of a Medallion signature guarantee on the form. If the recipient is not already a Program participant, the Administrator will open an account in the recipient's name. You will receive a Program Prospectus to give to the recipient. The recipient will receive a statement showing the number of shares held in the recipient's Program account. Gift certificates are also available on request to the Administrator.

TRANSFERRING SHARES FROM A BROKER

Shares held in "street name" through a broker or other agent can be transferred to your Program account by completing and returning a Broker Transfer Form to the Administrator. The Administrator will contact the agent holding the shares and initiate the transfer.

SHARE CERTIFICATES

Shares purchased through the Program will be held in safekeeping in book-entry form by the Administrator in its name or the name of its nominee. You can get a new certificate for all or some of the whole ExxonMobil shares in your Program account by completing the appropriate portions of a Cash Investment and Other Transaction Form and returning it or otherwise providing instructions to the Administrator. The Administrator will continue to hold any remaining whole or fractional Program shares. The issuance of a certificate for Program shares does not affect dividend reinvestment. Shares of stock held by the Administrator in your Program account may not be pledged or assigned except through the gift/transfer procedure.

SELLING SHARES

You can sell any number of whole shares held in your Program account by completing the appropriate portions of a Cash Investment and Other Transaction Form and returning it or otherwise providing written instructions to the Administrator. Sales begin on the first Investment

Date after receipt of the request. Sale proceeds, less an administrative charge of $5 and applicable brokerage commissions (currently approximately $.05 per share), are paid by check. A request to sell all shares in your account will close your account. Sale requests received on or after the fifth business day before a dividend payment date will be processed after giving effect to any dividend reinvestment.

CLOSING A PROGRAM ACCOUNT

You can close a Program account at any time by completing the appropriate portions of a Cash Investment and Other Transaction Form and returning it or otherwise providing written instructions to the Administrator. The Administrator will issue and mail to you a certificate for all whole shares in the account, or you can specify that all (but not less than all) whole book-entry shares be sold. The Administrator will handle the sale as described in the "Selling Shares" section. The cash value of any fractional interest in a closed account will be paid to you by check. After an account is closed, you can not make further investments through the Program without re-enrolling.

Instructions to close an account received on or after the fifth business day before a dividend payment date will be processed after giving effect to any dividend reinvestment.

SOURCE AND PRICE OF SHARES

The Administrator may purchase or sell shares in the open market or in privately negotiated transactions on terms and conditions acceptable to it. At present, the Administrator purchases and sells shares in the open market (New York Stock Exchange).

Shares purchased or sold for a particular investment period are credited to your account at the weighted average price per share of all shares purchased or sold for that investment period. The Corporation pays any commissions on the purchase of shares, but you will be charged a $5 administrative fee and commissions on sales.

The Administrator may purchase shares from or sell shares to the Corporation if the Corporation so chooses. The price of any shares purchased from or sold to the Corporation will be the average of the high and low composite sale prices on the New York Stock Exchange (regular session) for the day of the transaction.

The Administrator may combine your funds with those of other participants for the purpose of making purchases and may offset purchases of shares against sales of shares under the Program for the same investment period, resulting in a net purchase or sale of shares. The Administrator undertakes to purchase or sell shares as soon as practicable beginning on the relevant Investment Date and in no event later than 30 days (in the case of dividend reinvestment) or 35 days (in the case of initial or optional investments) after the relevant Investment Date, except as necessary under securities laws or other government or stock exchange regulations.

The Administrator may begin purchasing shares for dividend reinvestment in advance of the dividend payment date. Dividend and voting rights on purchased shares begin on settlement.

Reports

You will receive at least annually a statement showing the amount invested; the purchase price; the number of shares purchased, deposited, sold, transferred, or withdrawn; the total number of shares accumulated; and other information. Your statement will consolidate your book-entry and certificated shares. You should retain these statements for income tax and other purposes. Replacement statements are available upon request from the Administrator or you may order directly by calling ExxonMobil Shareholder Services using the interactive voice response system.

The Administrator also sends a transaction statement promptly after each investment, deposit, sale or transfer, except that direct deposit of dividends and automatic monthly investments are not individually confirmed. The Administrator also sends communications sent to all other record holders of Common Stock.

All notices, statements and reports will be addressed to you at the latest address on record with the Administrator. Address changes may be made in writing or by telephone but must be received before the record date for a dividend in order for the dividend check and quarterly information to be mailed to the new address.

MISCELLANEOUS

Stock Split or Stock Dividend. Unless the Corporation chooses another method of distribution, if you participate in the Program stock dividends or split shares distributed on all shares registered in your name -- including shares you hold in certificated form and shares in book-entry form in your Program account -- will be added to your Program account in book-entry form.

If you have elected partial dividend reinvestment, the Administrator will adjust your election so that you continue to receive cash dividends on approximately the same percentage of your ExxonMobil shares as before the split.

Voting. You can vote shares held in your Program account in person or by proxy via the Internet, telephone or the card sent to you.

Limitation of Liability. The Corporation, the Administrator and their representatives are not liable for good faith acts or omissions in administering the Program. This includes any claim of liability based on the prices or times at which shares are purchased or sold; any change in the market price of shares; or any failure to terminate an account prior to receipt of appropriate notice (such as notice of a participant's death). This is not a waiver of any rights you may have under securities laws.

Termination. The Corporation may suspend or terminate the Program at any time in whole or in part, or may terminate the participation of any participant. For example, it is currently the Corporation's practice to close the account of any participant who does not own at least one whole book-entry or certificated share of record. We might also be required to terminate the participation of persons in particular countries due to legal requirements. Notice of suspension or termination will be sent to you if you are affected. Upon any termination of the Program or of any participant, certificates for any whole book-entry shares will be issued and mailed to the participant. The cash value of any fractional interest in the account will be paid by check.

Amendment; Interpretation. The Corporation may amend or modify the Program in whole or in part from time to time. The Administrator may also modify its procedures from time to time. Copies of the most recent prospectus, including current Program terms and conditions, are available from the Administrator and at ExxonMobil's website (www.exxonmobil.com). Other website materials are not part of the prospectus. Notice of material amendments or modifications will be mailed to you if you are affected. The Corporation retains the sole right to interpret the terms of the Program and to resolve questions that arise in its application.

THE CORPORATION

ExxonMobil was incorporated in the State of New Jersey in 1882. The Corporation's principal executive office is located at 5959 Las Colinas Blvd., Irving, Texas 75039-2298, and its telephone number is 972-444-1000.

Divisions and affiliated companies of ExxonMobil operate or market products in the United States and about 200 other countries and territories. Their principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a major manufacturer and marketer of basic petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics, and a wide variety of specialty products. ExxonMobil is engaged in exploration for, and mining and sale of coal, copper and other minerals. ExxonMobil also has interests in electric power generation facilities. Affiliates of ExxonMobil conduct extensive research programs in support of these businesses.


TAX CONSEQUENCES

The Corporation believes the following is an accurate summary of the U.S. federal tax consequences of participation in the Program as of the date of this prospectus. This summary may not reflect every possible situation that could result from participation in the Program. Thus, participants in the Program are advised to consult their own tax advisors.

In general, the amount of cash dividends paid by the Corporation is includable in income even though reinvested under the Program. Under this general rule, the cost basis for U.S. federal income tax purposes of any shares acquired through the Program will be the price at which the shares are credited by the Administrator to the account of the participant as described in the section entitled "Source and Price of Shares." Brokerage commissions paid by the Corporation on a participant's behalf are treated as distributions subject to income tax in the same manner as dividends. The amounts paid for brokerage commissions are, however, includable in the cost basis of shares purchased. Form 1099 DIV sent to participants and the IRS each year, as required, will show these amounts paid on their behalf.

A participant will generally not realize gain or loss for U.S. federal income tax purposes upon the withdrawal of shares in certificate form from the Program, but will generally realize gain or loss on the sale of shares.

The above rules may not be applicable to certain participants in the Program, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders. These particular participants should consult their own tax advisors.

In the case of participants in the Program whose dividends are subject to U.S. backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. In the case of foreign shareholders whose dividends are subject to U.S. federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the shareholder.


USE OF PROCEEDS

At present, the Corporation expects the Administrator to continue to purchase ExxonMobil shares for the Program in the open market. As a result, the Corporation will not receive any proceeds. If the Administrator purchases shares directly from the Corporation, the Corporation intends to use any net proceeds for general corporate purposes.


LEGAL MATTERS

Counsel who has passed upon legal matters concerning the Program and the validity of the shares offered by this prospectus is James Earl Parsons. Mr. Parsons is regularly employed as Counsel for the Corporation and has various interests in the Corporation's Common Stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

FOR MORE INFORMATION

The Corporation files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy these materials at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. You can also order copies of these materials, on payment of copying fees, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. The Corporation's filings can also be read at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, on which the Common Stock is listed. The SEC also maintains a website at www.sec.gov that contains materials filed by the Corporation.

Important information about the Corporation and its business and finances is incorporated by reference in this prospectus. This means the Corporation discloses that information by referring you to other documents separately filed with the SEC. The information incorporated by reference is part of this prospectus, except for information that is superceded by information in this document.

The SEC filings incorporated by reference are:

1.  Annual Report on Form 10-K for the year ended December 31, 2001.

2. The description of the Common Stock contained in the Corporation's Registration Statement on Form S-4 (file No. 333-75659), and any document filed that updates that description.

As long as the Corporation continues to offer the Program, the Corporation also incorporates by reference additional reports, proxy statements, and other documents that the Corporation may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

The Corporation will provide each person to whom this prospectus is delivered with a free copy of any or all of the documents incorporated by reference, except for exhibits to such documents (unless the exhibit is specifically incorporated by reference). You can request copies by calling or writing ExxonMobil Shareholder Services, P.O. Box 8033, Boston, MA 02266-8033, telephone 1-800-252-1800.

EXXON MOBIL CORPORATION

TOLL-FREE INFORMATION

If you have questions about the Program or need assistance or information about other shareholder matters, call ExxonMobil Shareholder Services toll-free at:

1-800-252-1800

The Corporation has not authorized anyone to provide you with information that is different from what is contained in this prospectus. The Program is not available to any person to whom the Corporation may not legally offer it.

The date of this prospectus is ____________, 2002. You should not assume that the information in this prospectus is still accurate as of any later date.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution
         ___________________________________________

Securities and Exchange Commission Registration Fee ................ $80,040
Printing and Engraving Expenses*..................................... 15,000*


      Total ........................................................ $95,040


*Estimated


Item 15.  Indemnification of Directors and Officers.
          _________________________________________

ExxonMobil has no provisions for indemnification of directors or officers in its certificate of incorporation. Article X of the By-Laws of the Registrant provides that it shall indemnify to the full extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporation agent of ExxonMobil or any subsidiary or served any other enterprise at the request of ExxonMobil against expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement. The New Jersey Business Corporation Act provides for the indemnification of directors and officers under certain conditions.

ExxonMobil has purchased directors and officers liability insurance coverage from Ancon Insurance Company, Inc., a wholly-owned subsidiary of ExxonMobil.

Under the terms of the Agreement and Plan of Merger dated as of December 1, 1998, among ExxonMobil (formerly named Exxon Corporation), Mobil Corporation ("Mobil") and Lion Acquisition Subsidiary Corporation, ExxonMobil has agreed that for seven years after November 30, 1999, the closing date of the merger, ExxonMobil will indemnify and hold harmless each person who was a director or officer of Mobil at or prior to the date of the merger agreement from their acts or omissions in those capacities occurring prior to the closing to the extent provided under Mobil's charter and by-laws as in effect on December 1, 1998.

Item 16.  Exhibits
          ________

See Index to Exhibits.

Item 17.  Undertakings
          ____________

(a)  The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 27th day of March, 2002.

                                       EXXON MOBIL CORPORATION


                                       By:  /s/ Lee R. Raymond
                                            ________________________________
                                            Lee R. Raymond
                                            Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.


                  *                  Chairman of the         March 27, 2002
___________________________________  Board and Chief
          (Lee R. Raymond)           Executive Officer
                                     (Principal
                                      Executive Officer)



                  *
___________________________________  Director                March 27, 2002
         (Michael J. Boskin)



                   *
___________________________________  Director                March 27, 2002
            (Rene Dahan)



                   *
___________________________________  Director                March 27, 2002
          (William T. Esrey)














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                 *
___________________________________  Director                March 27, 2002
           (Donald V. Fites)



                 *
___________________________________  Director                March 27, 2002
          (James R. Houghton)



                 *
___________________________________  Director                March 27, 2002
          (William R. Howell)



                 *
___________________________________  Director                March 27, 2002
        (Helene L. Kaplan)



                 *
___________________________________  Director                March 27, 2002
       (Reatha Clark King)



                 *
___________________________________  Director                March 27, 2002
      (Philip E. Lippincott)



                 *
___________________________________  Director                March 27, 2002
       (Harry J. Longwell)



















<page.






                 *
___________________________________  Director                March 27, 2002
     (Marilyn Carlson Nelson)



                 *
___________________________________  Director                March 27, 2002
       (Walter V. Shipley)



                 *
___________________________________  Controller              March 27, 2002
      (Donald D. Humphreys)          (Principal
                                      Accounting Officer)



                 *
___________________________________  Treasurer               March 27, 2002
       (Frank A. Risch)              (Principal
                                      Financial Officer)




* By:  /s/ Richard E. Gutman
       _____________________
       (Richard E. Gutman)
        Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit Number                        Exhibit
______________                        _______


5                Opinion of James Earl Parsons, counsel for Exxon Mobil
                 Corporation

23(a) Consent of James Earl Parsons (included in the opinion filed as Exhibit 5 to this Registration Statement)

23(b)            Consent of PricewaterhouseCoopers LLP

24               Power of Attorney

EXHIBIT 5

March 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Exxon Mobil Corporation -- Shareholder Investment Program

Gentlemen:

As counsel to Exxon Mobil Corporation, a New Jersey corporation (the 'Corporation'), I am familiar with its Restated Certificate of Incorporation and By-laws, each as amended to date. I have examined its corporate proceedings in connection with the preparation and filing of a registration statement on Form S-3 of even date herewith (the 'Registration Statement'), covering shares of the Corporation's common stock, no par value ('Common Stock'), offered and to be offered pursuant to the Exxon Mobil Corporation Shareholder Investment Program (the 'Program'). I have also examined originals or copies, certified or otherwise authenticated to my satisfaction, or all such documents and records of the Corporation, of such agreements, and of such certificates of public officials, officers and representatives of the Corporation, and others, as I have deemed necessary to require as a basis for the opinions hereinafter expressed.

In all such examinations, I have assumed the genuineness of all signatures, the authority to sign of all signatories (other than persons signing on behalf of the Corporation), the due execution of all original and certified documents, and the conformity to the original and certified documents of all copies submitted to me as conformed or photostatic copies. As to various questions of fact material to my opinion, I have relied upon statements and certificates of officers of the Corporation, public officials, and others.

Based upon and subject to the foregoing and to the qualifications herein specified, I am of the opinion that:

The shares of Common Stock offered and to be offered pursuant to the Program are duly authorized and, when delivered in connection with purchases under the Program in accordance with the terms thereof, are and will be validly issued, fully paid, and non-assessable.

The opinions expressed herein relate solely to the federal laws of the United States and the corporate law of the State of New Jersey.

I hereby consent to the use of my name in the Registration Statement and the prospectus forming a part thereof under the caption 'Legal Matters,' and to the filing of this opinion as an exhibit thereto. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

JAMES EARL PARSONS

EXHIBIT 23(b)


CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 for the Exxon Mobil Corporation Shareholder Investment Program of our report dated February 27, 2002, relating to the consolidated financial statements, which appears on page 33 of Exxon Mobil Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 27, 2002

EXHIBIT 24

EXXON MOBIL CORPORATION

POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints Brian A. Maher, Patrick T. Mulva, Richard E. Gutman and Paul A. Hanson, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her own name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 relating to the issuance of the registrant's common stock under its Shareholder Investment Program and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                      Title                           Date
_________                      _____                           _____

/s/Lee R. Raymond
______________________         Chairman of the Board           March 27, 2002
Lee R. Raymond

/s/Michael J. Boskin
______________________         Director                        March 27, 2002
Michael J. Boskin

/s/Rene Dahan
______________________         Director                        March 27, 2002
Rene Dahan

/s/William T. Esrey
_____________________          Director                        March 27, 2002
William T. Esrey

/s/Donald V. Fites
______________________         Director                        March 27, 2002
Donald V. Fites

/s/James R. Houghton
______________________         Director                        March 27, 2002
James R. Houghton

/s/William R. Howell
______________________         Director                        March 27, 2002
William R. Howell

Signature                      Title                           Date
_________                      _____                           ____


/s/Helene L. Kaplan
______________________         Director                        March 27, 2002
Helene L. Kaplan

/s/Reatha Clark King
______________________         Director                        March 27, 2002
Reatha Clark King

/s/Philip E. Lippincott
______________________         Director                        March 27, 2002
Philip E. Lippincott

/s/Harry J. Longwell
______________________         Director                        March 27, 2002
Harry J. Longwell

/s/Marilyn Carlson Nelson
______________________         Director                        March 27, 2002
Marilyn Carlson Nelson

/s/Walter V. Shipley
______________________         Director                        March 27, 2002
Walter V. Shipley

/s/Frank A. Risch
______________________         Treasurer                       March 27, 2002
Frank A. Risch                 (Principal Financial Officer)

/s/Donald D. Humphreys
______________________         Controller                      March 27, 2002
Donald D. Humphreys            (Principal Accounting Officer)